Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TRXADE HEALTH, INC.", CHANGING ITS NAME FROM "TRXADE HEALTH, INC." TO "SCIENTURE HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF SEPTEMBER, A.D. 2024, AT 8:37 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

4000858 8100
SR# 20243739689

Authentication: 204440557
Date: 09-20-24

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:37 AM 09/20/2024
FILED 08:37 AM 09/20/2024
SR 20243739689 - File Number 4000858

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRXADE HEALTH, INC.

TRxADE HEALTH, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify as of September 20, 2024:

FIRST: That, pursuant to a written consent of the Board of Directors of the Corporation adopted in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation declared a proposed amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation to be advisable and called the stockholders of the Corporation to consider such amendment and approval thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Second Amended and Restated Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "ARTICLE 1" so that, as amended, said Article shall be read as follows:

ARTICLE 1

The name of the corporation is Scienture Holdings, Inc.

SECOND: That thereafter, pursuant to a written consent of the stockholders of the Corporation adopted in accordance with Section 228 of the General Corporation Law of the State of Delaware, the stockholders unanimously approved the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on the date first set forth above.

DocuSigned by:

By: ______________________
F6DD82DDA06F4D8...
Surendra Ajjarapu, CEO